Exhibit 99.2

RED LION HOTELS CORPORATION

Unaudited Condensed Consolidated Balance Sheets

As of September 30, 2019

(In thousands, except share data)

	As Reported	Less: Atlanta Hotel Asset Sold		Atlanta Pro Forma Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents ($6,074 and $4,564 attributable to VIEs)	18,267	3,653	a	93	f	22,632
				619	g
Restricted cash ($2,888 and $2,652 attributable to VIEs)	2,930			(619	)g	2,311
Accounts receivable ($2,161 and $1,064 attributable to VIEs), net of an allowance for doubtful accounts of $2,638 and $2,345, respectively	19,496			(338	)f	19,158
Notes receivable, net	4,188					4,188
Other current assets ($490 and $680 attributable to VIEs)	4,961			(175	)f	4,786

Total current assets	49,842	3,653		(419)		53,076

Property and equipment, net ($71,902 and $74,250 attributable to VIEs)	107,554	(11,500	)b			96,054
Operating lease right-of-use assets ($12,909 and $0 attributable to VIEs)	48,553					48,553
Goodwill	18,595					18,595
Intangible assets, net	58,233					58,233
Other assets, net ($703 and $705 attributable to VIEs)	5,085					5,085

Total assets	287,862	(7,847)		(419)		279,596

LIABILITIES
Current liabilities:
Accounts payable ($2,047 and $650 attributable to VIEs)	5,176			(192	)f	4,984
Accrued payroll and related benefits ($474 and $369 attributable to VIEs)	1,868			(54	)f	1,814
Other accrued liabilities ($1,437 and $1,092 attributable to VIEs)	5,519			(173	)f	5,346
Long-term debt, due within one year ($24,101 and $25,056 attributable to VIEs)	24,628	(8,171	)c			16,457
Operating lease liabilities, due within one year ($966 and $0 attributable to VIEs)	4,801					4,801

Total current liabilities	41,992	(8,171)		(419)		33,402

Long-term debt, due after one year, net of debt issuance costs ($16,487 and $0 attributable to VIEs)	20,496					20,496
Line of credit, due after one year	10,000					10,000
Operating lease liabilities, due after one year ($11,943 and $0 attributable to VIEs)	46,871					46,871
Deferred income and other long-term liabilities ($387 and $480 attributable to VIEs)	1,541	(38	)d			1,503
Deferred income taxes	1,217					1,217

Total liabilities	122,117	(8,209)		(419)		113,489

Commitments and contingencies
STOCKHOLDERS’ EQUITY
RLH Corporation stockholders' equity
Preferred stock - 5,000,000 shares authorized; $0.01 par value; no shares issued or outstanding	—					—
Common stock - 50,000,000 shares authorized; $0.01 par value; 25,075,912 and 24,570,158 shares issued and outstanding	252					252
Additional paid-in capital, common stock	182,723			(71	)h	182,652
Accumulated deficit	(26,923)	199	e			(26,724)

Total RLH Corporation stockholders’ equity	156,052	199		(71)		156,180
Noncontrolling interest	9,693	163	e	71	h	9,927

Total stockholders’ equity	165,745	362		—		166,107

Total liabilities and stockholders’ equity	287,862	(7,847)		(419)		279,596

a -	Reflects the cash from the sale of assets less selling costs and the repayment of debt
b -	Reflects the book value of assets sold
c -	Reflects the elimination of debt after full repayment
d -	Reflects the finance leases assumed by the purchaser
e -	Reflects the gain on sale and portion of gain attributable to noncontrolling interest
f -	Reflects the settlement of working capital
g -	Reflects the release of restricted cash related to the assets sold and repayment of debt
h -	Reflects the elimination of the noncontrolling interest

RED LION HOTELS CORPORATION

Unaudited Pro Forma Condensed Consolidated Statements of Comprehensive Income (Loss)

For the year ended December 31, 2018

(In thousands, except per share data)

	As Reported	Less: Previously Sold Hotels (i)	Prev Sold Pro Forma Adjustments		Less: Atlanta Hotel Asset Sold	Atlanta Pro Forma Adjustments		Pro Forma
Revenue:
Royalty	22,309		178	j		139	j	22,626
Other franchise	5,537							5,537
Company operated hotels	82,021	(15,292)			(5,218)			61,511
Marketing, reservations and reimbursables	25,948		692	j		286	j	26,926
Other	34							34

Total revenues	135,849	(15,292)	870		(5,218)	425		116,634

Operating expenses:
Selling, general, administrative and other expenses	32,122							32,122
Company operated hotels	67,314	(12,545)			(5,120)			49,649
Marketing, reservations and reimbursables	26,877		692	j		286	j	27,855
Depreciation and amortization	17,003	(1,407)			(1,041)			14,555
Asset impairment	10,582							10,582
Loss (gain) on asset dispositions, net	(42,021)	40,713						(1,308)
Acquisition and integration costs	2,219							2,219

Total operating expenses	114,096	26,761	692		(6,161)	286		135,674

Operating income (loss)	21,753	(42,053)	178		943	139		(19,040)
Other income (expense):
Interest expense	(6,209)	1,600			879			(3,730)
Loss on early retirement of debt	(794)							(794)
Other income (expense), net	265				(2)			263

Total other income (expense)	(6,738)	1,600	—		877	—		(4,261)

Income (loss) from continuing operations before taxes	15,015	(40,453)	178		1,820	139		(23,301)
Income tax expense (benefit)	(71)							(71)

Net income (loss)	15,086	(40,453)	178		1,820	139		(23,230)
Net (income) loss attributable to noncontrolling interest	(13,129)	18,204			(819)			4,256

Net income (loss) and comprehensive income (loss) attributable to RLHC	1,957	(22,249)	178		1,001	139		(18,974)

Earnings (loss) per share - basic	$0.08							$(0.78)
Earnings (loss) per share - diluted	$0.08							$(0.78)
Weighted average shares - basic	24,392							24,392
Weighted average shares - diluted	25,477							24,392

i -	Includes the actual results for the nine company operated hotels sold during the year ended December 31, 2018.
j -

Reflects the franchise income and related expenses that would have been received under the existing intercompany franchise agreement. Does not represent the impact of the franchise agreements with the new owners of the assets.

RED LION HOTELS CORPORATION

Unaudited Pro Forma Condensed Consolidated Statements of Comprehensive Income (Loss)

For the nine months ended September 30, 2019

(In thousands, except per share data)

	As Reported	Less: Atlanta Hotel Asset Sold	Atlanta Pro Forma Adjustments		Pro Forma
Revenue:
Royalty	17,516		104	j	17,620
Other franchise	3,772				3,772
Company operated hotels	43,839	(3,665)			40,174
Marketing, reservations and reimbursables	22,632		256	j	22,888
Other	13				13

Total revenues	87,772	(3,665)	360		84,467

Operating expenses:
Selling, general, administrative and other expenses	21,921				21,921
Company operated hotels	36,750	(3,190)			33,560
Marketing, reservations and reimbursables	22,088		256	j	22,344
Depreciation and amortization	11,192	(510)			10,682
Asset impairment	5,382				5,382
Loss (gain) on asset dispositions, net	45				45
Transaction costs	436				436

Total operating expenses	97,814	(3,700)	256		94,370

Operating income (loss)	(10,042)	35	104		(9,903)
Other income (expense):
Interest expense	(3,690)	803			(2,887)
Loss on early retirement of debt	(164)				(164)
Other income (expense), net	121	(2)			119

Total other income (expense)	(3,733)	801	—		(2,932)

Income (loss) from continuing operations before taxes	(13,775)	836	104		(12,835)
Income tax expense (benefit)	676				676

Net income (loss)	(14,451)	836	104		(13,511)
Net (income) loss attributable to noncontrolling interest	4,040	(376)			3,664

Net income (loss) and comprehensive income (loss) attributable to RLHC	(10,411)	460	104		(9,847)

Earnings (loss) per share - basic	$(0.42)				$(0.40)
Earnings (loss) per share - diluted	$(0.42)				$(0.40)
Weighted average shares - basic	24,859				24,859
Weighted average shares - diluted	24,859				24,859

j -

Reflects the franchise income and related expenses that would have been received under the existing intercompany franchise agreement. Does not represent the impact of the franchise agreements with the new owners of the assets.